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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements

  1.
  Registration Statement (Form S-3 No. 333-199107) of Fate Therapeutics, Inc., and

  2.
  Registration Statements (Form S-8 Nos. 333-191576 and 333-194625) pertaining to the 2007 Equity Incentive Plan, the 2013 Stock Option and Incentive Plan, and 2013 Employee Stock Purchase Plan of Fate Therapeutics, Inc.;

  of our report dated March 12, 2015, with respect to the consolidated financial statements of Fate Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young

San Diego, CA
March 12, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm